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FOURTH AMENDMENT TO LOAN AGREEMENT

  THIS AMENDMENT is by and between Citizens Security Group Inc., a Minnesota corporation (the "Borrower"), and Goodhue County National Bank (the "Bank"). The parties agree that such amendment will be deemed to have been effective as of November 9, 1995, the date which the Bank purchased the Amended and Restated Term Loan Agreement dated December 31, 1992 (as amended to date, the "Agreement") between Citizens Security Group Inc. and First Bank National Association.

  1.  Section 4.23 (a) of the Agreement is amended to read as follows:

       "for CF, the greater of (i) $7,200,000 as of December 31, 1992 and $7,400,000 after December 31, 1992, or (ii) the amount necessary to maintain the Premium to Surplus Ratio of no greater than 3.0 to 1 for CF, and"

  2.  Section 4.28 of the Agreement is amended to read as follows:

       "The Company shall cause each of CF and ICO to maintain, as of the end of each fiscal quarter, the Premium to Surplus Ratio of not more than 3.0 to 1."

  3.  Section 4.35 of the Agreement is amended to read as follows:

       "The Company will not permit the Leverage Ratio as of the end of any fiscal quarter to be more than 5.50 to 1."

  4. Except as amended herein, all provisions of the Agreement and all other agreements of the parties remain in full force and effect. No provision of this Amendment can be amended, modified, waived or terminated, except by a writing executed by the Borrower and the Bank. This Amendment shall bind and benefit the parties and their respective successors and assigns; provided, the Borrower shall not assign any of its rights or obligations under this Amendment without the prior written consent of the Bank, and any assignment in violation of this sentence shall be null and void. This Amendment shall be governed by and construed in accordance with the laws of the State of Minnesota.



GOODHUE COUNTY NATIONAL BANK             CITIZENS SECURITY GROUP INC.



By: /s/  Tom Longlet                     By:  /s/  Mary B. Plein
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Title:  President                        Title:  Vice President & Treasurer
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